UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2006
ECHOSTAR COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	0-26176 (Commission File Number)	88-0336997 (IRS Employer Identification No.)

9601 S. MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)
(303) 723-1000
(Registrant’s telephone number, including area code)
ECHOSTAR DBS CORPORATION
(Exact name of registrant as specified in its charter)

COLORADO (State or other jurisdiction of incorporation)	333-31929 (Commission File Number)	84-1328967 (IRS Employer Identification No.)

9601 S. MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)
(303) 723-1000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On September 18, 2006, EchoStar Communications Corporation (“EchoStar”) issued a press release announcing the appointment of Mr. Carl E. Vogel as President of EchoStar, effective September 18, 2006, and the appointment of Mr. Bernard L. Han as Chief Financial Officer, effective September 28, 2006, succeeding Mr. David J. Rayner, who will assume the new role of Executive Vice President in charge of EchoStar’s national installation and service network.
Mr. Vogel, age 48, will continue as Vice-Chairman of EchoStar in addition to his new management role. From 2001 until 2005, Mr. Vogel was President and CEO of Charter Communications Inc. Prior to joining Charter, Mr. Vogel worked as an executive officer in various capacities for companies affiliated with Liberty Media Corporation. Mr. Vogel was one of our executive officers from 1994 until 1997, including serving as our President from 1995 until 1997.
Mr. Han, age 42, was Executive Vice President and Chief Financial Officer of Northwest Airlines from October 2002 through May 2005. Prior to joining Northwest Airlines, Mr. Han held the Chief Financial Officer and Chief Marketing Officer roles at America West Airlines. He began his career in the space and communications group of Hughes Aircraft Company and then at American Airlines. Mr. Han received his BS, Master of Electrical Engineering and Master of Business Administration degrees from Cornell University.
Mr. Rayner, age 49, joined EchoStar in December 2004 as its Chief Financial Officer. Prior to joining EchoStar, Mr. Rayner served as Senior Vice President and Chief Financial Officer of Time Warner Telecom.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1	Press Release “EchoStar names new President, CFO.”
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

ECHOSTAR COMMUNICATIONS CORPORATION ECHOSTAR DBS CORPORATION
Date: September 18, 2006	By:	/s/ David K. Moskowitz
David K. Moskowitz
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release “EchoStar names new President, CFO.”